Exhibit 99.1

CoStar Group Third Quarter 2022 Revenue Increased 12% and Net New Bookings Grew 62% Year-over-Year. Apartments.com Climbs to Double-Digit Revenue Growth

WASHINGTON – October 25, 2022 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the property markets, announced today that revenue for the quarter ended September 30, 2022 was $557 million, an increase of 12% over revenue of $499 million for the third quarter of 2021.

Net income for the third quarter of 2022 was $72 million, or $0.18 per diluted share. Non-GAAP net income for the third quarter of 2022 (which excludes amortization of acquired intangible assets, stock-based compensation, and other items as described below) was $118 million or $0.30 per diluted share, an increase of 19% compared to the third quarter of 2021. EBITDA for the third quarter of 2022 was $129 million.

“We delivered outstanding results across all of our business lines in the third quarter, with Apartments.com leading the way” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “Net new bookings totaled $76 million in the third quarter of 2022, up 62% over the third quarter of 2021. Year-to-date our sales results have already exceeded the net new bookings for the full year 2021, and we still have one quarter left to go. Both revenue and profit in the third quarter of 2022 were at or above the high end of our guidance range and we are raising our forecast for the year.”

“Apartments.com sales continue to accelerate,” continued Florance. “Our Apartments.com sales team delivered record sales in September, bringing our net new bookings to $90 million on a year-to-date basis in 2022, an increase of 192% compared to the same period of 2021. Revenue growth for Apartments.com accelerated to 11% in the third quarter, and we now expect revenue growth of 16% in the fourth quarter of 2022. Revenue growth for CoStar was even stronger with a 17% increase in the third quarter 2022 over third quarter 2021 on a constant currency basis.”

Year 2021-2022 Quarterly Results - Unaudited
(in millions, except per share data)
	2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$458	$480	$499	$507	$516	$536	$557
Net income	74	61	64	93	89	83	72
Net income per share - diluted(1)	0.19	0.16	0.16	0.24	0.23	0.21	0.18
Weighted average outstanding shares - diluted(1)	394	394	394	395	394	394	396

EBITDA	136	133	123	173	158	140	129
Adjusted EBITDA	160	150	144	193	178	159	153
Non-GAAP net income	108	103	99	138	123	112	118
Non-GAAP net income per share - diluted(1)	0.27	0.26	0.25	0.35	0.31	0.28	0.30
__________________________
(1) Certain prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

2022 Outlook
The Company is raising its revenue guidance to a range of $2.175 billion to $2.180 billion for the full year of 2022, an increase of $5 million at the midpoint of the range compared to the prior outlook. The Company expects revenue for the fourth quarter of 2022 in the range of $565 million to $570 million, representing revenue growth of approximately 12% over the fourth quarter of 2021 at the midpoint of the range.

The Company is raising its adjusted EBITDA guidance to a range of $665 million to $670 million for the full year of 2022, an increase of $48 million at the midpoint of the range compared to the prior outlook. For the fourth quarter of 2022, the Company expects adjusted EBITDA in a range of $176 million to $181 million.

“Our financial results in the third quarter and improved 2022 revenue outlook demonstrate the strength of our products and resilience of our subscription-based business model,” said Scott Wheeler, Chief Financial Officer of CoStar Group. “We are making great progress with our Residential investment strategy while managing investment levels well below our initial estimates. This results in our improved profit outlook for 2022.”

The Company expects full year 2022 non-GAAP net income per diluted share in a range of $1.25 to $1.26 based on 397 million shares, an increase of $0.15 per diluted share compared to the prior outlook. For the fourth quarter of 2022, the Company expects non-GAAP net income per diluted share in a range of $0.35 to $0.36 based on 405 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the fourth quarter of 2022.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 25, 2022, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2022, the Company is assuming a 26% tax rate in order to approximate its statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Operating Metrics
Net new bookings is calculated based on the annualized amount of change in the Company's sales bookings resulting from new subscription-based contracts and changes to existing subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company's revenues over time.

Earnings Conference Call
Management will conduct a conference call to discuss the third quarter 2022 results and the Company’s outlook at 5:00 PM EST on Tuesday, October 25, 2022. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$556,921	$499,319	$1,609,054	$1,437,349
Cost of revenues	108,364	92,597	304,814	270,911
Gross profit	448,557	406,722	1,304,240	1,166,438

Operating expenses:
Selling and marketing (excluding customer base amortization)	185,395	180,055	510,736	483,354
Software development	56,912	53,143	162,520	148,500
General and administrative	91,270	64,671	246,576	186,747
Customer base amortization	29,651	19,121	60,621	55,885
	363,228	316,990	980,453	874,486

Income from operations	85,329	89,732	323,787	291,952
Interest income (expense), net	10,656	(7,943)	(461)	(23,698)
Other income, net	1,389	1,546	3,596	2,343
Income before income taxes	97,374	83,335	326,922	270,597
Income tax expense	25,084	19,031	81,841	70,933
Net income	$72,290	$64,304	$245,081	$199,664

Net income per share - basic	$0.18	$0.16	$0.62	$0.51
Net income per share - diluted	$0.18	$0.16	$0.62	$0.51

Weighted-average outstanding shares - basic	394,712	392,419	393,650	392,101
Weighted-average outstanding shares - diluted	396,209	394,295	394,973	394,036

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$72,290	$64,304	$245,081	$199,664
Income tax expense	25,084	19,031	81,841	70,933
Income before income taxes	97,374	83,335	326,922	270,597
Amortization of acquired intangible assets	36,596	26,330	82,601	77,450
Stock-based compensation expense	18,138	16,299	54,097	46,988
Acquisition and integration related costs	1,095	5,012	3,238	15,475
Restructuring and related costs	191	—	191	—
Settlements and impairments	4,100	—	4,100	—
Other expense	2,063	934	6,162	2,791
Non-GAAP income before income taxes	159,557	131,910	477,311	413,301
Assumed rate for income tax expense(1)	26%	25%	26%	25%
Assumed provision for income tax expense	(41,485)	(32,978)	(124,101)	(103,325)
Non-GAAP net income	$118,072	$98,932	$353,210	$309,976

Net income per share - diluted	$0.18	$0.16	$0.62	$0.51
Non-GAAP net income per share - diluted	$0.30	$0.25	$0.89	$0.79

Weighted average outstanding shares - basic	394,712	392,419	393,650	392,101
Weighted average outstanding shares - diluted	396,209	394,295	394,973	394,036
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$72,290	$64,304	$245,081	$199,664
Amortization of acquired intangible assets in cost of revenues	6,945	7,209	21,980	21,565
Amortization of acquired intangible assets in operating expenses	29,651	19,121	60,621	55,885
Depreciation and other amortization	7,224	6,610	21,199	22,138
Interest (income) expense, net	(10,656)	7,943	461	23,698
Other income, net	(1,389)	(1,546)	(3,596)	(2,343)
Income tax expense	25,084	19,031	81,841	70,933
EBITDA	$129,149	$122,672	$427,587	$391,540
Stock-based compensation expense	18,138	16,299	54,097	46,988
Acquisition and integration related costs	1,095	5,012	3,238	15,475
Restructuring and related costs	191	—	191	—
Settlements and impairments	4,100	—	4,100	—
Adjusted EBITDA	$152,673	$143,983	$489,213	$454,003

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$4,774,465	$3,827,126
Accounts receivable	157,104	138,191
Less: Allowance for credit losses	(9,334)	(13,374)
Accounts receivable, net	147,770	124,817
Income tax receivable	9,278	—
Prepaid expenses and other current assets	75,074	36,182
Total current assets	5,006,587	3,988,125

Deferred income taxes, net	5,032	5,034
Property and equipment, net	306,319	271,431
Lease right-of-use assets	94,262	100,680
Goodwill	2,301,739	2,321,015
Intangible assets, net	343,232	435,662
Deferred commission costs, net	129,815	101,879
Deposits and other assets	16,872	21,762
Income tax receivable	2,005	11,283
Total assets	$8,205,863	$7,256,871
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,435	$22,244
Accrued wages and commissions	83,041	81,794
Accrued expenses	77,275	81,676
Income taxes payable	39	31,236
Lease liabilities	34,063	26,268
Deferred revenue	100,053	95,471
Total current liabilities	325,906	338,689

Long-term debt, net	988,890	987,944
Deferred income taxes, net	80,611	98,656
Income taxes payable	14,603	12,496
Lease and other long-term liabilities	88,941	107,414
Total liabilities	$1,498,951	$1,545,199

Total stockholders' equity	6,706,912	5,711,672
Total liabilities and stockholders' equity	$8,205,863	$7,256,871

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net income	$245,081	$199,664
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109,983	102,390
Amortization of deferred commissions costs	55,373	46,728
Amortization of Senior Notes discount and issuance costs	1,771	1,742
Non-cash lease expense	23,108	21,118
Stock-based compensation expense	54,097	46,988
Deferred income taxes, net	(21,676)	16,255
Credit loss expense	13,468	7,797
Other operating activities, net	(1,774)	10

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(36,177)	(17,715)
Prepaid expenses and other current assets	(17,235)	(18,820)
Deferred commissions	(83,875)	(49,798)
Accounts payable and other liabilities	2,131	(27,912)
Lease liabilities	(27,615)	(23,596)
Income taxes payable	(29,051)	(3,583)
Deferred revenue	4,488	15,800
Other assets	1,492	2,150
Net cash provided by operating activities	293,589	319,218

Investing activities:
Proceeds from sale of property and equipment and other assets	5,034	245
Purchase of Richmond assets and other intangibles	(31,530)	(123,623)
Purchases of property and equipment and other assets	(43,659)	(21,533)
Cash paid for acquisitions, net of cash acquired	(6,331)	(152,594)
Net cash used in investing activities	(76,486)	(297,505)

Financing activities:
Repayments of long-term debt assumed in acquisition	(2,155)	—
Repurchase of restricted stock to satisfy tax withholding obligations	(20,259)	(29,306)
Proceeds from equity offering, net of transaction costs	746,170	—
Proceeds from exercise of stock options and employee stock purchase plan	10,777	15,025
Other financing activities	—	(57)
Net cash provided by (used in) financing activities	734,533	(14,338)

Effect of foreign currency exchange rates on cash and cash equivalents	(4,297)	(1,700)
Net increase in cash, cash equivalents and restricted cash	947,339	5,675
Cash, cash equivalents and restricted cash at the beginning of period	3,827,126	3,755,912
Cash, cash equivalents and restricted cash at the end of period	$4,774,465	$3,761,587

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended September 30,
	2022			2021
	North America	International	Total	North America	International	Total
CoStar	$203,657	$9,033	$212,690	$174,071	$9,194	$183,265
Information Services	32,524	8,489	41,013	29,177	6,749	35,926
Multifamily	189,536	—	189,536	171,125	—	171,125
LoopNet	57,126	1,775	58,901	52,103	424	52,527
Residential	19,351	—	19,351	24,747	—	24,747
Other Marketplaces	35,430	—	35,430	31,729	—	31,729
Total revenues	$537,624	$19,297	$556,921	$482,952	$16,367	$499,319

	Nine Months Ended September 30,
	2022			2021
	North America	International	Total	North America	International	Total
CoStar	$590,141	$27,764	$617,905	$505,470	$26,958	$532,428
Information Services	93,306	23,424	116,730	84,959	20,820	105,779
Multifamily	547,372	—	547,372	508,629	—	508,629
LoopNet	164,417	5,228	169,645	151,770	1,082	152,852
Residential	57,565	—	57,565	53,939	—	53,939
Other Marketplaces	99,837	—	99,837	83,722	—	83,722
Total revenues	$1,552,638	$56,416	$1,609,054	$1,388,489	$48,860	$1,437,349

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
EBITDA
North America	$127,965	$119,823	$422,454	$385,857
International	1,184	2,849	5,133	5,683
Total EBITDA	$129,149	$122,672	$427,587	$391,540

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$74.2	$61.1	$64.3	$92.9	$89.3	$83.5	$72.3
Income tax expense	19.1	32.8	19.0	40.5	32.1	24.7	25.1
Income before income taxes	93.3	93.9	83.3	133.4	121.4	108.1	97.4
Amortization of acquired intangible assets	25.8	25.3	26.3	26.2	23.2	22.8	36.6
Stock-based compensation expense	15.5	15.1	16.3	16.7	17.8	18.1	18.1
Acquisition and integration related costs	8.5	2.0	5.0	3.2	1.6	0.5	1.1
Restructuring and related costs	—	—	—	—	—	—	0.2
Settlements and impairments	—	—	—	—	—	—	4.1
Other expense	1.1	0.8	0.9	4.1	2.0	2.1	2.1
Non-GAAP income before income taxes(1)	144.2	137.1	131.8	183.6	166.1	151.6	159.6
Assumed rate for income tax expense (2)	25%	25%	25%	25%	26%	26%	26%
Assumed provision for income tax expense	(36.0)	(34.3)	(33.0)	(45.9)	(43.2)	(39.4)	(41.5)
Non-GAAP net income(1)	$108.2	$102.8	$98.8	$137.7	$122.9	$112.2	$118.1

Non-GAAP net income per share - diluted(3)	$0.27	$0.26	$0.25	$0.35	$0.31	$0.28	$0.30

Weighted average outstanding shares - basic(3)	391.6	392.3	392.4	392.5	392.9	393.3	394.7
Weighted average outstanding shares - diluted(3)	393.7	394.1	394.3	394.5	394.2	394.5	396.2
__________________________
(1) Totals may not foot due to rounding.
(2) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.
(3) Certain prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$74.2	$61.1	$64.3	$92.9	$89.3	$83.5	$72.3
Amortization of acquired intangible assets	25.8	25.3	26.3	26.2	23.2	22.8	36.6
Depreciation and other amortization	8.5	7.0	6.6	6.9	7.0	7.0	7.2
Interest (income) expense, net	7.9	7.9	7.9	7.9	7.7	3.4	(10.7)
Other (income) expense, net	0.1	(0.8)	(1.5)	(0.9)	(0.9)	(1.3)	(1.4)
Income tax expense	19.1	32.8	19.0	40.5	32.1	24.7	25.1
EBITDA(1)	$135.6	$133.3	$122.6	$173.4	$158.4	$140.0	$129.1
Stock-based compensation expense	15.5	15.1	16.3	16.7	17.8	18.1	18.1
Acquisition and integration related costs	8.5	2.0	5.0	3.2	1.6	0.5	1.1
Restructuring and related costs	—	—	—	—	—	—	0.2
Settlements and impairments	—	—	—	—	—	—	4.1
Adjusted EBITDA(1)	$159.6	$150.4	$143.9	$193.4	$177.9	$158.6	$152.7
__________________________
(1) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2022		December 31, 2022
	Low	High	Low	High
Net income	$113,000	$117,000	$359,000	$363,000
Income tax expense	40,000	41,000	122,000	123,000
Income before income taxes	153,000	158,000	481,000	486,000
Amortization of acquired intangible assets	20,000	20,000	102,000	102,000
Stock-based compensation expense	19,000	19,000	73,000	73,000
Acquisition and integration related costs	—	—	3,000	3,000
Settlements and impairments	—	—	4,000	4,000
Other expense	—	—	6,000	6,000
Non-GAAP income before income taxes	192,000	197,000	669,000	674,000
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(49,900)	(51,200)	(173,900)	(175,200)
Non-GAAP net income	$142,100	$145,800	$495,100	$498,800

Net income per share - diluted	$0.28	$0.29	$0.90	$0.91
Non-GAAP net income per share - diluted	$0.35	$0.36	$1.25	$1.26

Weighted average outstanding shares - diluted	405,300	405,300	397,300	397,300
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2022		December 31, 2022
	Low	High	Low	High
Net income	$113,000	$117,000	$359,000	$363,000
Amortization of acquired intangible assets	20,000	20,000	102,000	102,000
Depreciation and other amortization	9,000	9,000	30,000	30,000
Interest income, net	(25,000)	(25,000)	(24,000)	(24,000)
Other (income) expense, net	—	—	(4,000)	(4,000)
Income tax expense	40,000	41,000	122,000	123,000
Stock-based compensation expense	19,000	19,000	73,000	73,000
Acquisition and integration related costs	—	—	3,000	3,000
Settlements and impairments	—	—	4,000	4,000
Adjusted EBITDA	$176,000	$181,000	$665,000	$670,000

Investor Relations:
Cyndi Eakin
Senior Vice President
CoStar Group Investor Relations
(202) 346-6784
ceakin@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costar.com

About CoStar Group, Inc.
CoStar Group, Inc. (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information and analytics. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality industry. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. Homes.com offers real estate professionals advertising and marketing services for residential properties. Realla is the UK’s most comprehensive commercial property digital marketplace. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada and Asia. From time to time we plan to utilize our corporate website, www.costargroup.com, as a channel of distribution for material company information.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide, CoStar, Apartments or LoopNet net new bookings; the risk that revenues for the fourth quarter and full year 2022 will not be as stated in this press release; the risk that net income for the fourth quarter and full year 2022 will not be as stated in this press release; the risk that EBITDA for the fourth quarter and full year 2022 will not be as stated in this press release; the risk that adjusted EBITDA for the fourth quarter and full year 2022 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter and full year 2022 will not be as stated in this press release; the risk that we may not successfully integrate acquired businesses or assets and may not achieve anticipated benefits of an acquisition, including expected synergies; the risk that the tax rate estimates stated in this press release may change and the risk that we may experience declines in our revenues, revenue growth rates and profitability due to the impact of the COVID-19 pandemic on the commercial real estate industry and economic conditions on the real estate industry and our core customer base. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission, including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Forms 10-Q for the quarters ended March 31, 2022 and June 30, 2022, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.